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                                                                   EXHIBIT 10.13


                   BURLINGTON NORTHERN SANTA FE CORPORATION
                            COMPENSATION COMMITTEE

                               January 14, 1998

AMENDMENT TO THE BURLINGTON NORTHERN SANTA FE 1996 STOCK INCENTIVE PLAN

     WHEREAS, Burlington Northern Santa Fe Corporation ("Company") maintains the Burlington Northern Santa Fe 1996 Stock Incentive Plan ("Plan");

     WHEREAS, amendment of the Plan is now desirable;

     NOW, THEREFORE, effective upon the date of the adoption of this amendment, the Plan is amended as set forth below:

1. Section 13.1 of the Plan shall be amended by inserting the words "early retirement under the terms of a Qualified Retirement Plan of an Employer," after the word "Disability" where it appears therein.

2. Section 13.3 of the Plan shall be amended by inserting the words "early retirement under the terms of a Qualified Retirement Plan of an Employer," after the word "Disability" where it appears therein.

3. Section 13.5 of the Plan shall be amended by inserting the words "early retirement under the terms of a Qualified Retirement Plan of an Employer," after the word "Disability" where it first appears therein and at the end of the first sentence of Section 13.5.

4. Section 13.5 of the Plan shall be amended by deleting the second sentence therein and inserting the following:

          Incentive Stock Options which are or become exercisable by reason of death, Disability, early retirement under the terms of a Qualified Retirement Plan of an Employer, or Retirement shall expire on the expiration date set forth in the award or, if earlier:

          (a) three years after the Date of Termination, if the Participant's termination occurs because of death or Disability; and

          (b) three months after the Date of Termination, if the Participant is terminated by the Participant's employer for reasons other than Cause, early retirement under the terms of a Qualified Retirement Plan of an Employer, or Retirement.